CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272853 on Form S-6 of our report dated August 22, 2023, relating to the financial statement of FT 10918, comprising Cboe Vest Large Cap Buffered 10 Portfolio, Series 50, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 22, 2023